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                                                                    Exhibit 3.43

                             ARTICLES OF RESTATEMENT

                              WITH CERTIFICATE FOR

                       RESTATED ARTICLES OF INCORPORATION

                              (STOCK CORPORATIONS)

                           ARTICLES OF RESTATEMENT OF

                             J.H. WHITLEY CO., INC.

                                       ONE

The name of the corporation is:  J.H. WHITLEY CO., INC.

                                       TWO

The Articles of Incorporation are amended and restated in their entirety as follows:

         1. The name of the corporation is: US Office Products, Mid-Atlantic District, Inc.

         2. The number and class of shares the corporation is authorized to issue is: 1,000 shares of common stock, without par value.

         3. The corporation is organized for the purpose of engaging in all lawful corporate activities authorized by the laws of the Commonwealth of Virginia.

         4.       The existence of the corporation shall be perpetual.

                                      THREE

The restatement and amendments were submitted to the shareholders by the Board of Directors for approval, and the shareholders approved such restatements and amendments .


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Notice accompanied by a copy of the restatement identifying the amendments to be made was given to each shareholder in accordance with the provisions of Chapter 9 of Title 13.1 of the Code of Virginia.

       A quorum existed for each voting group entitled to vote separately on the restatement and amendments.

IN WITNESS WHEREOF, said J.H. Whitley Co., Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Kathleen M. Delaney, its Vice President, this Twenty-Fifth day of September, 1998.

                                            J. H. WHITLEY CO., INC.

                                            By:  /s/  Kathleen M. Delaney
                                               --------------------------
                                                  Vice President